Independent Auditors' Consent



To the Shareholders and Directors of
Smith Barney World Funds, Inc.:

We consent to the use of our reports dated December 28, 1995 with respect to the Portfolios listed below of Smith Barney World Funds, Inc. incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses of the Portfolios listed below and "Independent Auditors" in the Statement of Additional Information.


Portfolio

Global Government Bond Portfolio

International Equity Portfolio

Pacific Portfolio

European Portfolio

International Balanced Portfolio

Emerging Markets Portfolio





	KPMG PEAT MARWICK LLP

New York, New York
February 22, 1996